Exhibit 10.24.2

Amendment Number 2 to the
Third Amended and Restated Employment Agreement
This AMENDMENT to the Third Amended and Restated Employment Agreement by and between CVR Energy, Inc., a Delaware corporation (the “Company”), and Robert W. Haugen (the “Executive” and, together with the Company, the “Parties”) dated as of January 1, 2011, as amended December 31, 2013 (the “Employment Agreement”), is entered into by and between the Parties as of December 18, 2014 (the “Amendment”).
WHEREAS, the Executive is currently employed by the Company pursuant to the terms of the Employment Agreement;
WHEREAS, the Parties desire to amend the Employment Agreement to extend the Term (as defined below).
NOW, THEREFORE, in consideration of the mutual covenants and representations contained in the Employment Agreement, the Parties agree as follows:

1.	Section 1.1. Term. Section 1.1 of the Employment Agreement shall be amended to read in its entirety as follows:
Term. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in each case pursuant to this Employment Agreement, for a period commencing on January 1, 2011 (the “Commencement Date”) and ending on the earlier of (i) December 31, 2017 and (ii) the termination or resignation of the Executive’s employment in accordance with Section 3 hereof (the “Term”).

2.	Except as expressly modified by this Amendment, the terms and conditions of the Employment Agreement remain in effect.

[signature page follows]
IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

CVR ENERGY, INC.
/s/ Robert W. Haugen	By: /s/ John J. Lipinski
ROBERT W. HAUGEN	Name: John J. Lipinski Title: Chief Executive Officer and President

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